EXHIBIT 4.4







                       CLEAR CHANNEL COMMUNICATIONS, INC.

                                       AND

                              THE BANK OF NEW YORK,


                                   as Trustee


                             ----------------------

                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of March 30, 1998

                                       TO

                                SENIOR INDENTURE

                           Dated as of October 1, 1997


                             ----------------------

                         2 5/8% Senior Convertible Notes

                                Due April 1, 2003









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                              FIRST SUPPLEMENTAL INDENTURE, dated as of the 30th
                           day  of  March   1998   (this   "First   Supplemental
                           Indenture"), between Clear Channel Communications, Inc., a corporation duly organized and existing under the laws of the State of Texas (hereinafter sometimes referred to as the "Company") and The Bank of New York, a New York banking corporation, as trustee (hereinafter sometimes referred to as the "Trustee") under the Indenture dated as of October 1, 1997,
                           between   the   Company   and   the   Trustee    (the
                           "Indenture"); as set forth in Section 7.01 hereto and except as otherwise set forth herein, all terms used and not defined herein are used as defined in the Indenture).

                  WHEREAS the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of its Securities, to be issued from time to time in series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as in the Indenture provided;

                  WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 2 5/8% Senior Convertible Notes, Due April 1, 2003 (said series being hereinafter referred to as the "Series 2 5/8% Notes"), the form of such Series 2 5/8% Notes and the terms, provisions and conditions thereof to be as provided in the Indenture and this First Supplemental Indenture;


                  WHEREAS the Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument, enforceable in accordance with its terms, and to make the Series 2 5/8% Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery of this Supplemental Indenture and the Series 2 5/8% Notes have been in all respects duly authorized.

                  NOW, THEREFORE, in consideration of the purchase and acceptance of the Series 2 5/8% Notes by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form of the Series 2 5/8% Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                                    ARTICLE I

                         General Terms and Conditions of
                             the Series 2 5/8% Notes

                  SECTION 1.01. (a) There shall be and is hereby authorized a series of Securities designated the "2 5/8% Senior Convertible Notes Due April 1, 2003", limited in aggregate principal amount to $500,000,000 ($575,000,000 if the option described in Section 2(b) of the Underwriting Agreement relating to the Series 2 5/8% Notes dated March 25, 1998 between the Company and the Underwriters listed therein is exercised). The Series 2 5/8% Notes shall mature and the principal thereof shall be due and payable, together with all accrued and unpaid interest thereon on April 1, 2003. The Series 2 5/8% Notes shall be convertible into shares of Common Stock, $0.10 par value, of the Company, as such shares shall be constituted at the time of conversion ("Common Stock"), in accordance with Article IV.

                  SECTION 1.02. (a) The Series 2 5/8% Notes shall be issued as Global Securities. Principal and interest on the Series 2 5/8% Notes issued in certificated form will be payable, the transfer of such Series 2 5/8% Notes will be registrable and such Series 2 5/8% Notes will be exchangeable for Series 2 5/8% Notes bearing identical terms and provisions at the office or agency of the Company in the Borough of Manhattan, The City and State of New York provided for that purpose; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register and that the payment of principal with respect to the Series 2 5/8% Notes will only be made upon surrender of the Series 2 5/8% Notes to the Trustee.

                  SECTION 1.03. Each Series 2 5/8% Note will bear interest at the rate of 2 5/8% per annum from March 30, 1998 until the principal thereof becomes due and payable, payable (subject to the provisions of Article III) semi-annually in arrears on April 1 and October 1 of each year (each, an "Interest Payment Date", commencing on October 1, 1998), to the person in whose name such Series 2 5/8% Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which, except as set forth below, shall be, March 15 or September 15 next preceding the Interest Payment Date with respect to such interest installment. Any installment of interest not punctually paid or duly provided for shall forthwith cease to be payable to the registered holder of a Series 2 5/8% Note on such regular record date and may be paid to the person in whose name such Series 2 5/8% Note (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof to be given to the registered holders of the Series 2 5/8% Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series 2 5/8% Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series 2 5/8% Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay).

                  SECTION 1.04. The Series 2 5/8% Notes are not entitled to any sinking fund.


                                   ARTICLE II

                        Optional Redemption of the Series
                                  2 5/8% Notes

                  SECTION 2.01. Series 2 5/8% Notes may not be redeemed by the Company prior to April 1, 2001. The Company shall have the right to redeem the Series 2 5/8% Notes (other than Series 2 5/8% Notes that have been converted in accordance with Article IV), as a whole or from time to time in part, at a redemption price equal to the following prices, expressed in percentages of the principal amount to be redeemed plus any accrued and unpaid interest thereon to, but excluding, the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this Section will be made upon not less than 15 nor more than 60 days' notice. If redeemed during the 12-month period beginning April 1:

                Year                       Redemption Price
                2001                           101.050%
                2002                           100.525%

and 100% at April 1, 2003; provided that any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the Holders on the relevant Record Date for the Series 2 5/8% Notes being redeemed.



                                   ARTICLE III

                          Repurchase at Option of Holders upon Change In Control

                  SECTION 3.01. In the event that a Change in Control (as hereinafter defined) shall occur, each Holder shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Series 2 5/8% Notes, or any portion of the principal amount thereof that is an integral multiple of $1,000 (provided that no single Series 2 5/8% Note may be repurchased in part unless the portion of the principal amount of such Series 2 5/8% Note to be outstanding after such repurchase is equal to $1,000 or an integral multiple of $1,000), on the date (the "Repurchase Date") that is 30 days after the date of the Company Notice (as defined in Section 3.02) for cash at a purchase price equal to 100% of the principal amount (the "Repurchase Price") plus interest accrued and unpaid to, but excluding, the Repurchase Date. If the Repurchase Date is between a record date for an Interest Payment Date and such Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid to the Holder of record of the Series 2 5/8% Note on such Interest Payment Date. Whenever in this First Supplemental Indenture there is a reference, in any context, to the principal of any Series 2 5/8% Note as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Series 2 5/8% Note to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this First Supplemental Indenture shall not be construed as excluding the Repurchase Price in those provisions of this First Supplemental Indenture when such express mention is not made.

                  SECTION 3.02. (a) Unless the Company shall have theretofore called for redemption all of the outstanding Series 2 5/8% Notes, on or before the 15th day after the occurrence of a Change in Control, the Company or, at the written request of the Company on or before the tenth (10th) day after receipt of such request, the Trustee, shall give to all Holders of Series 2 5/8% Notes notice (the "Company Notice") of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

Each notice of a repurchase right shall state:

         (1)  the Repurchase Date;

         (2) the date by which the repurchase right must exercised;

         (3)  the Repurchase Price;

         (4) a description of the procedure which a Holder must follow to exercise a repurchase right;

         (5) that on the Repurchase Date the Repurchase Price will become due and payable upon each such Series 2 5/8% Note designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date;

         (6) the Conversion Price, the date on which the right to convert the Series 2 5/8% Notes to be repurchased will terminate and the places where such Series 2 5/8% Notes may be surrendered for conversion; and

         (7) the place or places where such Series 2 5/8% Notes are to be surrendered for payment of the Repurchase Price and accrued interest, if any.

                  No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Series 2 5/8% Notes.

         (b) To exercise a repurchase right, a Holder shall deliver to the Trustee or any Paying Agent on or before the 30th day after the date of the Company Notice (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Series 2 5/8% Notes to be repurchased (and, if any Series 2 5/8% Note is to be repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Series 2 5/8% Notes with respect to which the repurchase right is being exercised.

         (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee or the Paying Agent the Repurchase Price in cash, for payment to the Holder on the Repurchase Date, together with accrued and unpaid interest to, but excluding, the Repurchase Date payable with respect to the Series 2 5/8% Notes (or portion thereof) as to which the repurchase right has been exercised.

         (d) If any Series 2 5/8% Note (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Series 2 5/8% Note (or portion thereof, as the case may be) shall, until paid, bear interest from the Repurchase Date at the rate of 2 5/8% per annum, and each Series 2 5/8% Note shall remain convertible into Common Stock until the principal of such Series 2 5/8% Note (or portion thereof, as the case may be) shall have been paid or duly provided for.

         (e) Any Series 2 5/8% Note which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Series 2 5/8% Note without service charge, a new Series 2 5/8% Note or Series 2 5/8% Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the portion of the principal of the Series 2 5/8% Note so surrendered that was not repurchased.

         (f) Any Holder that has delivered to the Trustee its written notice exercising its right to require the Company to repurchase its Series 2 5/8% Notes upon a Change in Control shall have the right to withdraw such notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Trustee prior to the close of business on such date. A Series 2 5/8% Note in respect of which a Holder is exercising its option to require repurchase upon a Change in Control may be converted into Common Stock only if such Holder withdraws its notice in accordance with the preceding sentence.

                  SECTION 3.03.  For purposes of this Article III:

         (a) the term "beneficial owner" shall be determined in accordance with Rule l3d-3 promulgated by the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

         (b) the term "Person" shall include any syndicate or group which would be deemed to be a "Person" under Section 13(d)(3) of the Exchange Act.

                  SECTION 3.04. A "Change in Control" shall be deemed to have occurred at such time after the original issuance of the Series 2 5/8% Notes as:

         (a) any Person, other than the Company, any subsidiary of the Company or any entity Controlled (as defined below) by the foregoing, or any employee benefit plan of the Company or any such subsidiary, L. Lowry Mays, B. J. McCombs or their Affiliates, is or becomes the beneficial owner, directly or indirectly, through a purchase or other acquisition transaction or series of transactions (other than a merger or consolidation involving the Company), of shares of capital stock of the Company entitling such Person to exercise in excess of 50% of the total voting power of all shares of capital stock of the Company entitled to vote generally in the election of directors;

         (b) there occurs any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of the assets of the Company as, or substantially as, an entirety to another Person (other than (i) any such transaction pursuant to which the Holders of the Common Stock immediately prior to such transaction have, directly or indirectly, shares of capital stock of the continuing or surviving corporation immediately after such transaction which entitle such Holders to exercise in excess of 50% of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in the election of directors and (ii) any merger (1) which does not result in any reclassification, conversion, exchange or cancelation of outstanding shares of Common Stock or (2) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock and separate series of Common Stock carrying substantially the same relative rights as the Common Stock); or

         (c) a change in the Board of Directors of the Company in which the individuals who constituted the Board of Directors of the Company at the beginning of the one-year period immediately preceding such change (together with any other director whose election by the Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; provided, however, that a Change in Control shall not be deemed to have occurred if either (a) the Closing Price (as defined in Section 4.05) per share of the Common Stock for any ten (10) Trading Days (as defined in Section 4.04) within the period of 20 consecutive Trading Days ending immediately before the Change in Control shall equal or exceed 105% of the Conversion Price (as defined in Section 4.05) in effect on each such Trading Day, or (b) (i) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change in Control consists of shares of Common Stock with full voting rights traded on a national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) (such securities being referred to as "Publicly Traded Securities") and as a result of such transaction or transactions such Series 2 5/8% Notes become convertible solely into such Publicly Traded
Securities and (ii) the consideration in the transaction or transactions constituting the Change of Control consists of cash, Publicly Traded Securities or a combination of cash and Publicly Traded Securities with an aggregate fair market value (which, in the case of Publicly Traded Securities, shall be equal to the average Closing Price of such Publicly Traded Securities during the ten
(10) consecutive Trading Days, commencing with the third Trading Day, following consummation of the transaction or transactions constituting the Change in Control) is at least 105% of the Conversion Price in effect on the date immediately preceding the date of consummation of such Change in Control. The term "Controlled" shall mean ownership or control of more than 50% of the voting power of such entity.

                  SECTION 3.05. In the case of any reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 4.06 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive shares of stock and other securities or property or assets (including cash) which includes shares of Common Stock of the Company or Common Stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such shares of stock and other securities, property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or combination or which acquires the properties or assets (including cash) of the Company, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this First Supplemental Indenture relating to the right of Holders to cause the Company to repurchase the Series 2 5/8% Notes following a Change in Control and the definitions of the Common Stock and Change in Control, as appropriate, and such other related definitions set forth herein as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to the Common Stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).

                                   ARTICLE IV

                                   Conversion

                  SECTION 4.01. Subject to and upon compliance with the provisions of this First Supplemental Indenture, the Holder of any Series 2 5/8% Note shall have the right, at his option, at any time prior to the close of business on April 1, 2003 (except that, with respect to any Series 2 5/8% Note or portion of a Series 2 5/8% Note which shall be called for redemption, such right (except as provided in Section 4.05) shall terminate at the close of business on the fifth Business Day preceding the date fixed for redemption of such Series 2 5/8% Note or portion of a Series 2 5/8% Note, unless the Company shall default in payment due upon redemption thereof) to convert the principal amount of any such Series 2 5/8% Note, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and nonassessable shares of Common Stock obtained by dividing the principal amount of the Series 2 5/8% Note or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Series 2 5/8% Note so to be converted in whole or in part in the manner provided, together with any required funds, in Section 4.02. A Holder of Series 2 5/8% Notes is not entitled to any rights of a Holder of Common Stock until such Holder has converted his Series 2 5/8% Notes to Common Stock, and only to the extent such Series 2 5/8% Notes are deemed to have been converted to Common Stock under this Article IV.

                  SECTION 4.02. In order to exercise the conversion privilege, the beneficial Holder must complete the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, deliver by book-entry delivery an interest in such Series 2 5/8% Note in global form, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent appointed by the Company (the "Conversion Agent"), and pay the funds, if any, required by this Section 4.02 and any transfer taxes if required pursuant to Section 4.07.

                  As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder of the Series 2-5/8% Note (as if such transfer were a transfer of the Series 2 5/8% Note or Series 2 5/8% Notes (or portion thereof) so converted), the Company shall issue and shall deliver to such Holder at the office or agency maintained by the Company for such purpose, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Series 2 5/8% Note or portion thereof in accordance with the provisions of this Article and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 4.03. In case any Series 2 5/8% Note of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 4.03, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Series 2 5/8% Note so surrendered, without charge to him, a new Series 2 5/8% Note or Series 2 5/8% Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Series 2 5/8% Note.

                  Each conversion shall be deemed to have been effected as to any such Series 2 5/8% Note (or portion thereof) on the date on which the requirements set forth above in this Section 4.02 have been satisfied as to such Series 2 5/8% Note (or portion thereof), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the Holder of record of the shares represented thereby; provided, however, that if any such surrender occurs on any date when the stock transfer books of the Company shall be closed, the Person in whose name the certificates are to be issued as the record Holder thereof shall be deemed for all purposes to have become the Holder of record on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Series 2 5/8% Note shall be surrendered.

                  Any Series 2 5/8% Note or portion thereof surrendered for conversion during the period from the close of business on the Record Date for any Interest Payment Date to the close of business on the Business Day next preceding the following Interest Payment Date shall (unless such Series 2 5/8% Note or portion thereof being converted shall have been called for redemption during the period from the close of business on such record date to the close of business on the Business Day next preceding the following Interest Payment Date) be accompanied by payment, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Series 2 5/8% Notes. No adjustment shall be made for interest accrued on any Series 2 5/8% Note converted or for dividends on any shares issued upon the conversion of such Series 2 5/8% Note.

                  SECTION 4.03. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Series 2 5/8% Notes. If more than one Series 2 5/8% Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Series 2 5/8% Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Series 2 5/8% Note or Series 2 5/8% Notes, the Company shall make an adjustment and payment therefor in cash at the current market value thereof to the Holder of Series 2 5/8% Notes. The current market value of a share of Common Stock shall be the Closing Price on the first Trading Day immediately preceding the day on which the Series 2 5/8% Notes (or specified portions thereof) are deemed to have been converted.

                  SECTION 4.04. The conversion price shall be $123.90 (herein called the "Conversion Price") subject to adjustment as provided in this Article IV.

                  SECTION 4.05. The Conversion Price shall be adjusted from time to time by the Company as follows:

         (a) In case the Company shall hereafter pay a dividend or make a distribution to all Holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 4.05(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

         (b) In case the Company shall issue rights or warrants to all Holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of shareholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below) on the date fixed for determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date fixed for determination of shareholders entitled to receive such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of shareholders entitled to receive such rights and warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date fixed for determination of shareholders entitled to receive such rights and warrants plus the total number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be successively made whenever any such rights and warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

         (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (d) In case the Company shall, by dividend or otherwise, distribute to all Holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 4.05(a) applies) or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 4.05(b), and excluding any dividend or distribution paid exclusively in cash (any of the foregoing hereinafter called the "Distributed Securities")), then, in each such case (unless the Company elects to reserve such Distributed Securities for distribution to the Holders upon the conversion of the Series 2 5/8% Notes so that any such Holder converting Series 2 5/8% Notes will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such Distributed Securities which such Holder would have received if such Holder had converted its Series 2 5/8% Notes into Common Stock immediately prior to the Record Date (as defined in Section 4.05(h) for such distribution of the Distributed Securities)), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect on the Record Date (as defined below) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on such Record Date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock and the denominator shall be the Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a 2 5/8% Note shall have the right to receive upon conversion the amount of Distributed Securities such Holder would have received had such Holder converted each Series 2 5/8% Note on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.05(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

                  In the event the Company implements a shareholder rights plan, such rights plan shall provide that upon conversion of the Series 2 5/8% Notes the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion).

                  Rights or warrants distributed by the Company to all Holders of Common Stock entitling the Holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.05 (and no adjustment to the Conversion Price under this Section 4.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 4.05(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this First Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the Holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under
Section 4.05 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any Holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a Holder or Holders of Common Stock with respect to such rights or warrants (assuming such Holder had retained such rights or warrants), made to all Holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any Holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

                  For purposes of this Section 4.05(d) and Sections  4.05(a) and
(b), any dividend or distribution to which this Section 4.05(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be
(1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any further Conversion Price reduction required by this Section 4.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 4.05(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution" and "the date fixed for such determination" within the meaning of Sections 4.05(a) and
(b), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 4.05(a).

         (e) In case the Company shall, by dividend or otherwise, distribute to all Holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 4.06 applies or as part of a distribution referred to in Section 4.05(d)) in an aggregate amount that, combined together with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 4.05(e) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the Company for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 4.05(f) has been made, exceeds 10% of the product of the Current Market Price (determined as provided in Section 4.05(h)) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of
(x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such Record Date; provided, however, that, if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a 2 5/8% Note shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted such Series 2 5/8% Note immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

         (f) In case a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock expires and such tender offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 4.05(f) has been made and (2) the aggregate amount of any distributions to all Holders of the Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 4.05(e) has been made, exceeds 10% of the product of the Current Market Price (determined as provided in Section 4.05(h)) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 4.05(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 4.05(f).

         (g) In case of a tender or exchange offer made by a Person other than the Company or any subsidiary of the Company for an amount which increases the offeror's ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) at the Expiration Time that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and in which, as of the Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective as of immediately prior to the opening of business on the day following the Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 4.05(g) shall not be made if, as of the Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article Eight of the Indenture.

         (h) For purposes of this First Supplemental Indenture, the following terms shall have the meaning indicated:

         (1) "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

         (2) "Current Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 4.05(a), (b), (c). (d), (e), (f) or (g) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to
Section 4.05(a), (b), (c), (d), (e), (f) or (g) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause
(1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof in a manner consistent with any determination of such value for purposes of Section 4.05(d),
(f) or (g), whose determination shall be conclusive and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may be) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 4.05(f) or (g), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 4.05(a), (b), (c), (d), (e), (f) or (g) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

         (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

         (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the Holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

         (5) "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         (i) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 4.05(a), (b), (c), (d), (e), (f) and (g), as the Board of Directors considers to be advisable to avoid or diminish any income tax to Holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                  To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to Holders of record of the Series 2 5/8% Notes a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

         (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1.00% in such price; provided, however, that any adjustments which by reason of this Section 4.05(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under these Provisions shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

         (k) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail notice of such adjustment of the Conversion Price to the Holder of each Series 2 5/8% Note at his last address appearing on the Series 2 5/8% Note register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

         (l) In any case in which this Section 4.05 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Series 2 5/8% Note converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above such conversion by reason of the adjustment required by such event and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 4.03.

         (m) For purposes of this Section 4.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  SECTION 4.06. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 4.05(c) applies), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which Holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which Holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that such Series 2 5/8% Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a Holder of a number of shares of Common Stock issuable upon conversion of such Series 2 5/8% Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Series 2 5/8% Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such Holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purposes of this Section 4.06 the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this First Supplemental Indenture.

                  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Series 2 5/8% Notes, at his address appearing on the Series 2 5/8% Note register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

                  The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

                  If this  Section  4.06  applies  to any  event or  occurrence,
Section 4.05 shall not apply.

                  SECTION 4.07. The issue of stock certificates on conversions of Series 2 5/8% Notes shall be made without charge to the converting Holder of any Series 2 5/8% Note for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Series 2 5/8% Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  SECTION 4.08. The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Series 2 5/8% Notes from time to time as such Series 2 5/8% Notes are presented for conversion.

                  Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Series 2 5/8% Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

                  The Company covenants that all shares of Common Stock which may be issued upon conversion of Series 2 5/8% Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

                  The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Series 2 5/8% Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

                  The Company further covenants that so long as the Common Stock shall be listed or quoted on the New York Stock Exchange, the Nasdaq Stock Market (National Market), or any other national securities exchange the Company will, if permitted by the rules of such exchange, list and keep listed so long as the Common Stock shall be so listed on such market or exchange, all Common Stock issuable upon conversion of the Series 2 5/8% Notes.

                  SECTION 4.09. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Series 2 5/8% Notes to either calculate the Conversion Price or determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in a Series 2 5/8% Note or any other supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Series 2 5/8% Note and the Trustee and any other Conversion Agent make no representations with respect thereto. Subject to the provisions of Section 601 of the Indenture, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Series 2 5/8% Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this First Supplemental Indenture. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 4.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Series 2 5/8% Notes after any event referred to in such
Section 4.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 601 of the Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

                  SECTION 4.10.  In case:

         (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Price pursuant to Section 4.05; or

         (b) the Company shall authorize the granting to all or substantially all the Holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

         (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Series 2 5/8% Notes at his address appearing on the Series 2 5/8% Security Register for the Series 2 5/8% Notes, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined, or
(y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that Holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

                                    ARTICLE V

                           Form of Series 2 5/8% Notes

                  SECTION 5.01. The Series 2 5/8% Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.


                       Clear Channel Communications, Inc.
                2 5/8% Senior Convertible Note due April 1, 2003

Registered                                                  $[   ],000,000

No. R-[  ]                                                CUSIP 184502 AB8

                  CLEAR CHANNEL COMMUNICATIONS, INC., a corporation duly organized and existing under the laws of the State of Texas (herein called the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to

                                   Cede & Co.

or registered assigns, the principal sum of $[ ],000,000 at the office or agency of the Company in the Borough of Manhattan, The City of New York, on April 1, 2003 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum semiannually on April 1 and October 1 of each year, commencing October 1, 1998 (each an "Interest Payment Date"), at said office or agency, in like coin or currency, at the rate per annum specified in the title hereof, from the April 1 or the October 1, as the case may be, next preceding the date of this Note to which interest on the Notes has been paid or duly provided for (unless the date hereof is the date to which interest on the Notes has been paid or duly provided for, in which case from the date of this
Note), or if no interest has been paid on the Notes or duly provided for, from March 30, 1998 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after the 15th day of any March or September and before the next succeeding April 1 or October 1, this Note shall bear interest from such April 1 or October 1, as the case may be; provided, however, that if the Company shall default in the payment of interest due on such April 1 or October 1, then this Note shall bear interest from the next preceding April 1 or October 1 to which interest on the Notes has been paid or duly provided for, or, if no interest has been paid on the Notes or duly provided for, from March 30, 1998. The interest so payable, and punctually paid or duly provided for, on any April 1 or October 1 will, except as provided in the Indenture dated as of October 1, 1997, as supplemented by the First Supplemental Indenture dated as of March 30, 1998 (herein called the "Indenture"), duly executed and delivered by the Company and The Bank of New York, as Trustee (herein called the "Trustee"), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the next preceding March 15 or September 15, as the case may be (herein called the "Regular Record Date"), whether or not a Business Day, and may, at the option of the Company, be paid by check mailed to the registered address of such Person. Any such interest which is payable, but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may be paid either to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in the Indenture. Notwithstanding the foregoing, in the case of interest payable at Stated Maturity, such interest shall be paid to the same Person to whom the principal hereof is payable.

                  The Bank of New York will be the Paying Agent, Conversion Agent and the Security Registrar with respect to the Notes. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent, Conversion Agent or Security Registrar, to appoint additional or other Paying Agents and other Security Registrars or Conversion Agents, which may include the Company, and to approve any change in the office through which any Paying Agent, Conversion Agent or Security Registrar acts; provided that there will at all times be a Paying Agent and Conversion Agent in The City of New York and there will be no more than one Security Registrar for the Notes.

                  This Note is one of the duly authorized issue of debentures, notes, bonds or other evidences of indebtedness (hereinafter called the "Securities") of the Company, of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Securities and the terms upon which the Securities are issued and are to be authenticated and delivered.

                  The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Note is one of the series of Securities of the Company issued pursuant to the Indenture and designated as the 2 5/8% Senior Convertible Notes Due April 1, 2003 (herein called the "Notes").

                  Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, at any time prior to the close of business on the maturity date, subject to prior redemption or repurchase, or, as to all or any portion of this Note called for redemption, prior to the close of business on the fifth Business Day preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into that number of shares of the Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Note or portion thereof to be converted by the Conversion Price of $123.90 or such Conversion Price as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in New York, New York, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. No adjustment in respect of interest or dividends will be made upon any conversion; provided, however, that if this Note shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the interest payment date, this Note (unless it or the portion being converted shall have been called for redemption during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the interest payment date) must be accompanied by an amount, in New York Clearing House funds or other funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted (provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes). No fractional shares will be issued upon any conversion, but an adjustment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

                  The Notes are not entitled to any sinking fund. At any time on or after April 1, 2001, the Notes (other than Notes that are converted in accordance with their terms) will be redeemable at the Company's option on at least 15 but not more than 60 days' notice, as a whole or, from time to time in part, at the following prices (expressed in percentages of the principal amount), together with accrued interest to, but excluding, the date fixed for redemption.

                  If redeemed during the 12-month period beginning April 1:
                                                                   Redemption
                  Year                                                Price
                  ----                                             ----------
                  2001   .   .   .   .   .   .                      101.050%
                  2002   .   .   .   .   .   .                      100.525%

and 100% at April 1, 2003; provided that any semiannual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of record on the relevant Record Date of the Notes being redeemed.

                  If fewer than all the Notes are to be redeemed, the Trustee will select the Notes to be redeemed in principal amounts of $1,000 or multiples thereof by lot or, in its discretion, on a pro rata basis. If any Note is to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed principal portion thereof will be issued. If a portion of a Holders Series 2-5/8% Notes is selected for partial redemption and such holder converts a portion of such Notes, such converted portion shall be deemed to be taken from the portion selected for redemption.

                  Subject to the terms of the Indenture, in the event that a Change in Control shall occur, each Holder shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holders Series 2-5/8% Notes, or any portion of the principal amount thereof that is an integral multiple of $1,000 (provided that no single Note may be repurchased in part unless the portion of the principal amount of such Note to be outstanding after such repurchase is equal to $1,000 or an integral multiple of $1,000), on the Repurchase Date for cash at a purchase price equal to 100% of the principal amount plus interest accrued and unpaid to, but excluding, the Repurchase Date.

                  If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of each series under the Indenture with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected thereby on behalf of the Holders of all Securities of such series. The Indenture also permits the Holders of a majority in principal amount of the Securities at the time Outstanding of each series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange here for or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Notes.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

                  As provided in the Indenture and subject to the satisfaction of certain conditions therein set forth, including the deposit of certain trust funds in trust, the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and the obligations under, the Securities of any series and to have satisfied all the obligations (with certain exceptions) under the Indenture relating to the Securities of such series.

                  The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Company in the Borough of Manhattan, The City of New York, designated for such purpose and in the manner and subject to the limitations provided in the Indenture.

                  Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York designated for such purpose, a new Note or Notes of authorized denominations for a like aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture.

                  No charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                  The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  This Note shall be construed in accordance with and governed by the laws of the State of New York.

                  Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, CLEAR CHANNEL COMMUNICATIONS, INC. has caused this Note to be duly executed.


                                            CLEAR CHANNEL COMMUNICATIONS,
                                            INC.

                                            by
                                                  ----------------------------
                                                  Title:



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                              THE BANK OF NEW YORK,
                                   as Trustee,

Dated: March 30, 1998                       by
                                                ---------------------------
                                                     Authorized Signatory

                            ------------------------

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM--as tenants in common
         TEN ENT--as tenants by the entireties
         JT TEN--as joint tenants with right of survivorship and not as tenants in common
         UNIF GIFT MIN ACT--...........Custodian.........
                                 (Cust)            (Minor)
                        Under Uniform Gifts to Minors Act
                        ----------------------------------------
                                      (State)

                    Additional abbreviations may also be used
                          though not in the above list.

                            --------------------------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s), and transfer(s) unto

 _______________________________
:                                      :
:_______________________________:
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE:

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE:

______________________________________________________________ the within Note and all rights thereunder, hereby irrevocably constituting and appointing
-----------------------------------------------------------------------
attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

-------------------------------------------------------------------------------
Dated:  _______________________            ____________________________
                                               Signature Guaranty
------------------------------------
                  Signature                Signatures must be guaranteed by an
(Signature must correspond with            "eligible guarantor  institution"
the name as written upon the face          meeting the requirements of the
of the within instrument in every          Registrar, which requirements include
particular, without alteration or          membership or participation  in the
enlargement or any change whatever.)       Security Transfer Agent Medallion
                                           Program ("STAMP") or such other
                                           "signature guarantee program" as may
                                           be determined by the Registrar in
                                           addition to, or in substitution for,
                                           STAMP, all in accordance with the
                                           Securities Exchange Act of 1934, as
                                           amended.
--------------------------------------------------------------------------------

                                CONVERSION NOTICE

                     To: CLEAR CHANNEL COMMUNICATIONS, INC.


         The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Clear Channel Communications, Inc. in accordance with the terms of the Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will check the appropriate box below and pay all transfer taxes payable with respect thereto.
Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated: -----------------------

                                            -----------------------------

                                            -----------------------------

                                                       Signature(s)

                                            Signature(s)  must be  guaranteed by
                                            an  eligible  Guarantor  Institution
                                            (banks,  stock brokers,  savings and
                                            loan associations and credit unions)
                                            with   membership   in  an  approved
                                            signature     guarantee    medallion
                                            program  pursuant to Securities  and
                                            Exchange  Commission Rule 17Ad-15 if
                                            shares  of  Common  Stock  are to be
                                            issued,  or Notes  to be  delivered,
                                            other than to and in the name of the
                                            registered Holder.


                                            --------------------------------
                                            Signature Guarantee

Fill in for registration of shares of Common Stock if to be issued, and Notes it to be delivered, other than to and in the name of the registered Holder:



------------------------
(Name)



------------------------
(Street Address)



------------------------
(City, State and Zip Code)

Please print name and address


                                               Principal amount to be converted
                                               (if less than all):
                                               $-----------------


                                               ---------------------------------
                                               Social Security or Other Taxpayer
                                               Identification Number

              OPTION TO ELECT REPURCHASE
               UPON A CHANGE IN CONTROL


To:      CLEAR CHANNEL COMMUNICATIONS, INC.

         The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Clear Channel Communications, Inc. (the Company") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Note at the repurchase price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Dated: _________________


                                                ___________________

                                                ___________________


                                                       Signature(s)
                                                NOTICE: The above signatures of
                                                the Holder(s) hereof must
                                                correspond with the name as
                                                written upon the face of the
                                                Note in every particular without
                                                alteration, enlargement or any
                                                change whatever.

                                                Principal amount to be
                                                repurchased (if less than all):


                                                $------------------------



                                              ----------------------------------
                                              Social Security or Other Taxpayer
                                                    Identification Number

                      ARTICLE VI

         Original Issue of Series 2 5/8% Notes

                  SECTION 6.01. Series 2 5/8% Notes in the aggregate principal amount equal to $500,000,000 ($575,000,000 if the option described in Section 2(b) of the Underwriting Agreement relating to the Series 2 5/8% Notes dated March 25, 1998 between the Company and the Underwriters listed therein is exercised) may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Series 2 5/8% Notes to or upon a Company Order.

                      ARTICLE VII

               Miscellaneous Provisions

                  SECTION 7.01. Except as otherwise expressly provided in this First Supplemental Indenture or in the form of Series 2 5/8% Note or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Series 2 5/8% Note that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

                  SECTION 7.02. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed. This First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

                  SECTION 7.03. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

                  SECTION  7.04.  This  First  Supplemental   Indenture  may  be
executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                                            CLEAR CHANNEL COMMUNICATIONS, INC.,


                                            by_________________________________
                                                 Name:
                                                 Title:

                                            THE BANK OF NEW YORK, as Trustee


                                           by_________________________________
                                                 Name:
                                                 Title: